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                                                                   EXHIBIT 10.12


                                                        EXECUTION COPY


                              KEEP-WELL AGREEMENT
                            (AMENDED AND RESTATED)


     This Amended and Restated Keep-Well Agreement dated as of September 30, 1998 between Owens Corning, a Delaware corporation ("Owens Corning"), and Advanced Glassfiber Yarns, LLC (the "Company") amends and restates in its entirety, the Keep-Well Agreement of even date herewith between Owens Corning and the Company and sets forth the binding agreement of the parties.

Preliminary Statement
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     On the date hereof, the Company is entering into a series of transactions as a result of which the ownership of the Company shall change from being 49% owned by Jefferson Holdings, Inc., a wholly-owned subsidiary of Owens Corning, and 51% by Owens Corning to being owned 49% by Jefferson Holdings and 51% by AGY Holdings, Inc., a wholly-owned subsidiary of Glass Holdings Corp. In connection with such change of ownership, the Company is entering into a Credit Agreement dated as of September 30, 1998 for loans to be made to the Company by the banks and financial institutions named therein as Lenders (the "Senior Credit Agreement"), and the Company is entering into a Senior Subordinated Credit Agreement dated as of September 30, 1998 for bridge loans to be made by the banks and the financial institutions named therein as Lenders (the "Subordinated Credit Agreement"). In order to facilitate the contemplated transactions defined in the Subordinated Credit Agreement as the "JV Transactions", Owens Corning has agreed to enter into this Agreement to support the credit of the Company. Defined terms used in this Agreement which are not separately defined herein shall have the meanings ascribed thereto in the Subordinated Credit Agreement, except that if a term not otherwise defined herein is used in this Agreement with respect to any Subordinated Indebtedness other than the Bridge Notes, such term shall have the meaning ascribed thereto in the agreement or instrument governing such Subordinated Indebtedness.

     1.  Support for Liquidity. Subject to the conditions and the specific
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limits of time and amount set forth herein, Owens Corning agrees to support the liquidity of the Company in order to permit the Company to pay interest when and as due in respect of the Bridge Loans, the Exchange Notes and the Take-Out Securities or other subordinated indebtedness issued under or to refinance the subordinated indebtedness under the Subordinated Credit Agreement (collectively, the "Subordinated Indebtedness") and, as available after satisfaction of the foregoing, the Senior Indebtedness. In the event (i) the Company shall not have liquid resources to meet its obligations to pay interest on the Subordinated Indebtedness on any Interest Payment Date or at maturity (whether by prepayment, acceleration or otherwise) of the Subordinated Indebtedness (including interest that becomes due or is past due on such date), in either case occurring during the term of this Agreement or (ii) the Company shall not have liquid resources to meet its obligations to pay interest on the Senior Indebtedness on any Interest Payment Date
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as defined in the Senior Credit Agreement (a "Senior Interest Payment Date"), or
at maturity of the Senior Indebtedness (whether by prepayment, acceleration or otherwise) of the Senior Indebtedness (including interest due or past due on any such date), in either case occurring during the term of this Agreement, then the Company shall give notice to Owens Corning either within ten Business Days prior or ten Business Days after the relevant Interest Payment Date, Senior Interest Payment Date or maturity date (as the case may be), specifying in such notice
(i) the amount of the interest payment or payments due and the amount of liquidity required by the Company to make (or the amount of the deficiency incurred in relation to) such interest payment or payments and (ii) the relevant Interest Payment Date or maturity date. Such notice is referred to herein as a "Deficiency Notice".

     2.  Advance of Member Loans.  Within five days following receipt of a
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Deficiency Notice, Owens Corning shall advance and pay to the Company in cash the amount of the aggregate deficiency so notified to Owens Corning; provided, however, that in the case of a deficiency relating to Senior Indebtedness that occurs (or is continuing) in respect of a Senior Interest Payment Date which is neither an Interest Payment Date nor a maturity date with respect to any Subordinated Indebtedness, no advance in respect of such deficiency shall be payable and such deficiency shall (unless cured) carry forward until the fifth day following the next Interest Payment Date (or maturity date on which interest is payable on Subordinated Indebtedness). Then on or within five Business Days after such Interest Payment Date (or maturity date), Owens Corning shall advance the aggregate deficiency (up to the maximum amount available) provided, however, that the aggregate amount of any advance made in respect of interest due or accrued with respect to Senior Indebtedness shall not exceed an amount equal to $5,000,000 minus the amount paid on such date in respect of interest on Subordinated Indebtedness; provided, further, that such $5,000,000 limit shall be apportioned to correspond to the apportionment of the maximum amount as provided in paragraph 6 hereof if the Bridge Notes are refinanced in part and shall be increased to correspond to the increase of maximum amount if interest is payable on a semi-annual basis in respect of refinanced Subordinated Indebtedness as provided in paragraph 6 hereof. Such advance by Owens Corning shall constitute an unsecured and subordinated loan to the Company by Owens Corning in its capacity as an indirect member of the Company (a "Member Loan"). The proceeds of Member Loans shall be applied first to the payment of accrued interest on Subordinated Indebtedness and then, only after all interest accrued and payable on Subordinated Indebtedness has been paid in full, to the payment of accrued interest on Senior Indebtedness. Any proceeds of a Member Loan in excess of accrued interest payable on Subordinated Indebtedness shall be applied to the payment of accrued interest then payable on the Senior Indebtedness. Proceeds of each Member Loan shall be used only for payment of an interest deficiency; any proceeds of a Member Loan in excess of any current deficiency of interest payable on Subordinated Indebtedness and Senior Indebtedness shall be returned to Owens Corning.

     3.  Terms of Member Loans.  Each Member Loan shall be evidenced by a
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promissory note of the Company with the following terms.  Each Member Loan shall bear interest at an interest rate equal to the highest non-default rate applicable from time to time under

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the Senior Credit Agreement (but in no event greater than ten percent per annum). Interest shall accrue and be rolled up on the last day of each calendar quarter; provided, however, that interest shall accrue, and compound, but shall not be payable on a current basis until after the repayment in full of all amounts outstanding under the Senior Credit Agreement and all amounts that comprise Subordinated Indebtedness, whether in respect of principal, interest, interest on overdue payments or otherwise, and whether or not currently payable. During the period of deferral of interest payments, interest shall accrue and compound on the last day of each calendar quarter by a deemed advance of an additional Member Loan in the amount accrued. Each Member Loan and the accrued interest thereon shall be due on demand; provided, however, that no demand shall be made and no payment shall be made in respect of any Member Loan until after the repayment in full of all amounts outstanding under the Senior Credit Agreement and of all amounts that comprise Subordinated Indebtedness, whether in respect of principal, interest, interest on overdue payments or otherwise, and whether or not currently payable. Furthermore, no payment shall be made on the Member Loans (including interest thereon) and no enforcement or remedial action (including the enforcement of any rights of subrogation) shall be taken with respect to the Member Loans (including interest thereon) until (i) the Senior Credit Agreement and the Subordinated Credit Agreement have been terminated and
(ii) 91 days have elapsed after the Senior Indebtedness and the Subordinated Indebtedness have been paid in full. The Company covenants and agrees that it will not make any distributions to members, other than distributions permitted to be made pursuant to the provisions of Section 4.7(b)(iii) and (iv) of the LLC Operating Agreement, at any time when any amount of Member Loans is outstanding.

     4.  Subordination.  Owens Corning covenants and agrees that the Member
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Loans shall be subordinated in right of payment to the prior payment in full of all amounts payable in respect of the Senior Credit Agreement, of all amounts that comprise Subordinated Indebtedness and all indebtedness of the Company within the meaning of the term "Indebtedness" as defined in the Senior Credit Agreement (the "Company Indebtedness"). Upon any payment or distribution following the dissolution, liquidation or reorganization of the Company, all Company Indebtedness shall first be paid in full in cash before Owens Corning shall be entitled to receive any payment in respect of the Member Loans, and any payment to which Owens Corning would be entitled except for this subordination shall be made to the creditors or holders of Company Indebtedness to which the Member Loans are hereby subordinated. Upon the maturity of any Company Indebtedness, when due or accelerated, all such Company Indebtedness shall first be paid in full in cash before any payment is made to Owens Corning in respect of the Member Loans. No direct or indirect payment shall be made to Owens Corning in respect of the Member Loans if at the time of such payment, there exists a default or event of default as defined in the document governing any such Company Indebtedness.

     5.  Assignment.  The Company may not assign, pledge, transfer, convey or
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suffer to exist any lien on or with respect to, this Agreement without the prior written consent of Owens Corning, the holders of not less than a majority of the aggregate principal amount of Subordinated Indebtedness then outstanding and the Required Lenders (as defined in the Senior Credit Agreement).

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     6.  Amendment.  Subject to the next succeeding sentence, this Agreement may
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be amended, modified or waived, and consents may be given in respect thereof, at any time by written agreement of the Company and Owens Corning; provided, that
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the Company and Owens Corning shall provide the designated representatives of the Lenders of the Senior Indebtedness and the holders of Subordinated Indebtedness then outstanding (including any indenture trustee acting in respect of Exchange Notes or Take-Out Securities) written notice of any such amendment, modification, waiver or consent at least 30 days prior to the effectiveness thereof. Without the prior written consent of the Required Lenders (as defined in the Senior Credit Agreement) and of the holders of a majority of the aggregate principal amount of the Required Lenders (as defined in the Senior Credit Agreement) and the Subordinated Indebtedness then outstanding, neither this Agreement nor any provision hereof (i) may be amended, modified, or waived, nor may any consent be granted in respect thereof, in any respect material and adverse to the holders of such Senior Indebtedness or Subordinated Indebtedness or (ii) may be terminated.

     7.  Limitation of Term and Amount.  The obligation of Owens Corning to make
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advances of Member Loans shall be limited to a maximum aggregate amount of
$65,000,000, and a maximum annual amount of $5,000,000 in respect of the year ending on December 31, 1998 and $20,000,000 in each twelve-month period thereafter; the aggregate and annual maximum amounts available for the remainder of the term or the remainder of the then current year shall be reduced by $5,000,000 on the date ten Business Days after each Interest Payment Date; provided, however, that if the Bridge Loan is refinanced in part, then the amount of support available hereunder shall be allocated between the respective issues of Subordinated Indebtedness in proportion to the respective principal amounts thereof outstanding (and on the assumption (solely for this allocation and without affecting the payment rights of Senior Indebtedness) that all support will be available for Subordinated Indebtedness). Following any refinancing the step-down of support shall be effective as to the respective refinanced portions of the Subordinated Indebtedness ten Business Days after each interest payment date applicable to each such refinanced amount and, if the interest is payable on any Subordinated Indebtedness on semi-annual dates, then the step down apportioned to the refinanced amount shall be on the basis of a $10,000,000 reduction every six months. If the Bridge Loan is refinanced in part, and the maximum support amount is allocated as aforesaid, then the maximum support allocable to each portion of refinanced Subordinated Indebtedness on any Interest Payment Date shall be the maximum amount payable on that date by Owens Corning, and such allocated amount shall be made first to any deficiency then payable on Subordinated Indebtedness with the balance (if any) of such allocated maximum amount then applied in respect of a deficiency on Senior Indebtedness. On the date ten Business Days after December 31, 2001 the obligation of Owens Corning hereunder shall terminate. The obligations of Owens Corning shall be limited to advances for the purpose and in the amount of interest accrued (whether at the contract rate or the default rate) which cannot be paid from resources of the Company (or cannot be satisfied by the issuance of PIK Notes) or has not been paid when due, including interest accrued and payable prior to any scheduled Interest Payment Date or following such Interest Payment Date . Within these limits of time, amount and purpose, Owens Corning shall make advances of Member Loans to support the liquidity of the Company as provided herein.

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     8.  Keep-Well Undertaking. This Agreement is a keep-well undertaking in the
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form of a commitment to advance Member Loans. This Agreement does not constitute a guaranty of the payment of any obligation, indebtedness or liability of the Company. When and if the Bridge Loan is refinanced, Owens Corning agrees to issue a separate Agreement (or amend this Agreement so that it will apply) in favor of the respective agents or representatives of the Senior and Subordinated Indebtedness to be outstanding after such refinancing and to negotiate in good faith the provisions for assignment hereof, without materially increasing (or decreasing) or materially extending (or reducing) the financial obligations of Owens Corning, to reflect the agency or trustee representation and other provisions of the refinancing for the Subordinated Indebtedness.

     9.  Governing Law.  This Agreement shall be governed by the laws of the
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State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


OWENS CORNING


By: /s/ Michael Miller
    -----------------------------
    Name:
    Title:

ADVANCED GLASSFIBER YARNS, LLC


By: /s/ Catherine Cuisson
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    Name:
    Title: CFO

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